Exhibit 99.1

ORIC Pharmaceuticals Reports Second Quarter 2024 Financial Results and Operational Updates

Initiated dosing of ORIC-944 in combinations with NUBEQA® (darolutamide) and ERLEADA® (apalutamide) in the ongoing Phase 1b trial for prostate cancer

Entered into clinical trial collaboration and supply agreements with Bayer and Johnson & Johnson to support the ongoing Phase 1b trial of ORIC-944 in combination with NUBEQA® and in combination with ERLEADA®

Expanded leadership team with the appointment of industry veteran Keith Lui as Senior Vice President of Commercial and Medical Affairs

Cash and investments of $308.5 million expected to fund operating plan into late 2026

SOUTH SAN FRANCISCO and SAN DIEGO, CA – August 12, 2024 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended June 30, 2024.

“We have made strong progress on advancing the pipeline, deepening strategic relationships, and growing the leadership team to add new functional capabilities,” said Jacob M. Chacko, M.D., president and chief executive officer. “We are making good progress on the expansion cohorts for ORIC-114 in three different selected patient populations in NSCLC and have initiated combination dosing for ORIC-944 in prostate cancer. The clinical trial collaboration and supply agreements with Bayer and Johnson & Johnson are pivotal steps in supporting those combination cohorts. Finally, we bolstered our leadership team to add commercial and medical affairs capabilities in advance of the potential initiation of multiple registrational trials in 2025. We look forward to sharing further clinical updates in 2025.”

Second Quarter 2024 and Other Recent Highlights

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

•
Announced the completion of the dose escalation portion of the Phase 1b trial of ORIC-114 and the selection of two provisional recommended phase 2 doses.
•
Announced first patients dosed across three expansion cohorts in the Phase 1b trial of ORIC-114 in patients with mutated non-small cell lung cancer (NSCLC), including EGFR exon 20 insertion (EGFR exon 20 inhibitor naïve), HER2 exon 20 insertion, and EGFR atypical mutations.
•
Initiated an extension cohort to evaluate ORIC-114 for the treatment of patients with first-line, treatment-naïve EGFR exon 20 insertion NSCLC.
•
Expect to report updated Phase 1b data in the first half of 2025.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

•
Initiated dosing of ORIC-944 in combination with NUBEQA® (darolutamide) and in combination with ERLEADA® (apalutamide) in the ongoing Phase 1b trial for prostate cancer in first half of 2024.
•
Entered into clinical trial collaboration and supply agreements with Bayer and Johnson & Johnson to support the ongoing Phase 1b trial of ORIC-944 in combinations with AR inhibitors for the treatment of prostate cancer.
•
Presented preclinical data at the 2024 AACR Annual Meeting demonstrating superior drug properties and synergy data in prostate cancer models, reinforcing the promise of ORIC-944 as a potential best-in-class treatment for combination with AR inhibitors.

Discovery Pipeline:

•
Presented at the 2024 AACR annual meeting the first preclinical data on ORIC-613, a potential first- and best-in-class development candidate selectively inhibiting PLK4.

Corporate Highlights:

•
Expanded the leadership team with the appointment of industry veteran Keith Lui as Senior Vice President of Commercial and Medical Affairs.

Second Quarter 2024 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $308.5 million as of June 30, 2024, which the company expects will be sufficient to fund its operating plan into late 2026.

•
R&D Expenses: Research and development (R&D) expenses were $28.9 million for the three months ended June 30, 2024, compared to $18.8 million for the three months ended June 30, 2023, an increase of $10.2 million. For the six months ended June 30, 2024, R&D expenses were $50.9 million, compared to $38.3 million for the six months ended June 30, 2023, an increase of $12.6 million. The increases were due to a net increase in external expenses related to the advancement of product candidates and discovery programs, as well as higher personnel costs, including additional non-cash stock-based compensation of $0.6 million and $1.2 million for the three and six months ended June 30, 2024, respectively.

•
G&A Expenses: General and administrative (G&A) expenses were $7.1 million for the three months ended June 30, 2024, compared to $6.2 million for the three months ended June 30, 2023, an increase of $0.9 million. For the six months ended June 30, 2024, G&A expenses were $14.1 million, compared to $12.4 million for the six months ended June 30, 2023, an increase of $1.7 million. The increases were primarily due to higher personnel costs, including additional non-cash stock-based compensation of $0.6 million and $1.3 million for the three and six months ended June 30, 2024, respectively.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma. Beyond these three product candidates, ORIC® is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-114 and ORIC-944; ORIC-114 clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for ORIC-114, ORIC-944 and ORIC’s other product candidates; the potential advantages of ORIC-114, ORIC-944 and ORIC’s other product candidates and programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational studies; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2024, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$286,406	$208,187
Prepaid expenses and other current assets	8,193	4,410
Total current assets	294,599	212,597

Long-term investments	22,126	26,852
Property and equipment, net	2,878	2,862
Other assets	9,303	9,696
Total assets	$328,906	$252,007

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,309	$944
Accrued liabilities	17,230	19,514
Total current liabilities	19,539	20,458

Other long-term liabilities	6,967	7,461
Total liabilities	26,506	27,919

Total stockholders' equity	302,400	224,088
Total liabilities and stockholders' equity	$328,906	$252,007

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$28,940	$18,787	$50,900	$38,303
General and administrative	7,077	6,205	14,107	12,367
Total operating expenses	36,017	24,992	65,007	50,670
Loss from operations	(36,017)	(24,992)	(65,007)	(50,670)

Other income, net	4,054	2,048	8,033	3,781
Net loss	$(31,963)	$(22,944)	$(56,974)	$(46,889)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(94)	(68)	(514)	724
Comprehensive loss	$(32,057)	$(23,012)	$(57,488)	$(46,165)
Net loss per share, basic and diluted	$(0.45)	$(0.50)	$(0.83)	$(1.03)
Weighted-average shares outstanding, basic and diluted	70,348,414	45,654,208	68,848,981	45,373,745